EXHIBIT 32.1
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Inter-Tel, Incorporated (“Company”), does hereby certify, to such officer’s knowledge, that:
     The Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NORMAN STOUT

Date: March 16, 2006	Norman Stout
Director and Chief Executive Officer (Principal
Executive Officer)

/s/ KURT R. KNEIP

Date: March 16, 2006	Kurt R. Kneip,
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)